Exhibit 6.1

                Purchase and Sale Agreement dated August 1, 1998
                  Between Workfire Technologies Corporation and
                    Workfire Technologies International Inc.

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                           PURCHASE AND SALE AGREEMENT

THIS AGREEMENT DATED AUGUST 1ST, 1998.

BETWEEN:

         WORKFIRE TECHNOLOGIES CORPORATION, of 300, 1634 Harvey Avenue, Kelowna, B.C V1Y 6G2 (the "Vendor")


AND:

         WORKFIRE TECHNOLOGIES INTERNATIONAL INC., a Nevada company having its
         registered office at P.O. Box 27740, Las Vegas, Nevada 89126   ;

         (the "Purchaser")

WHEREAS:

A. The Vendor is the owner of those certain technology described in Schedule "A" attached (the "Technology").

B. The Purchaser has agreed to purchase the Technology for the consideration described herein.


NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the mutual covenants and agreements contained in this Agreement and subject to the terms and conditions described herein, the parties agree as follows:

1. The Vendor hereby sells, transfers and assigns to the Purchaser all of its right, title and interest in and to the Technology.

2. The Vendor hereby represents and warrants to the Purchaser that it is the BENEFICIAL and legal owner of the Technology and has full power and authority to enter into this Agreement, and warrants that the Technology is free of all charges, liens and encumbrances.

3. In consideration for the sale, transfer and assignment contemplated herein, the Purchaser agrees that the Vendor should be issued a non-interest bearing promissory note having the deemed fair market value of $150,000.00 CDN. The note shall be payable on demand.

4. The parties acknowledge and agree that the sale, transfer and assignment of the Technology, the issue of the promissory note as consideration therefor, is made in accordance with the fair market value of the Technology.


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5.   This Agreement constitutes the legal transfer by the Vendor to the
     Purchaser of all its right, title and interest in and to the Technology. The parties covenant and agree:

     5.1 to do, execute and cause to be made, done and executed, all such further documents, assignments and assurances that may be necessary and that may be reasonably required to give full effect to this Agreement; and

     5.2 perform such further acts and supply to the Minister or any provincial taxing authority such information as may be necessary from time to time to carry out the terms and intent of this Agreement.

6.   Time shall be of the essence of this Agreement.

7. This Agreement shall be governed by and be construed in accordance with the laws of the Province of British Columbia.

8. This Agreement may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original and all of which together shall constitute one and the same instrument.

9. This Agreement shall be binding upon and shall enure to the benefit of the parties hereto and their respective heirs, executors, administrators or other legal persons or representatives, successors and assigns.

          IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the date above written.



  Executed and delivered by                       Executed and delivered by

  WORKFIRE TECHNOLOGIES                           WORKFIRE TECHNOLGIES
  INTERNATIONAL INC.                              CORPORATION

  Per:                                            Per:


  /S/ TOM TAYLOR                                  /S/ TIM WERRY

  Authorized Signatory                            Authorized Signatory



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                                  SCHEDULE "A"

                        TECHNOLOGY AND ASSET DESCRIPTION

The assets consist of technology developed to address performance, security and ease of use problems facing Internet users. It includes all intellectual property rights associated with such technology, including copyright and industrial design elements. The technology is currently packaged as a product known as "Workfire Steam", which improves Internet and Intranet performance through the use of new software programs and servicing of the software and hardware of a user. It is an architected open system designed to enable the ongoing rollout of a broad range of high-value Internet-based services.

The technology allows communications capacity to increase by increasing the efficiency of existing communications capacity. On a commercial and an individual consumer basis, benefits are derived from decreasing the time for information transfer, increasing the reliability of file transfer integrity and additional user friendly benefits to the end user.

The same architected open system that would enhance performance can be used to improve security and improve ease of use.

Workfire Steam uses the unique nature of distributed systems in combination with proven software. It harnesses underutilized processing and communications capacity on the Internet without compromising compatibility with new and existing modems, fire walls, routers and over all Internet infrastructure.

The architected open system is used to implement Workfire Steam with three (3) components:

10. A computer program known as Steam PC, which is an application running on the user's personal computer;
11. Compression and caching software running on multiple servers located at key points on the Internet or corporate Intranet; and
12. A central Steam dispatch server, which is situated on a high capacity Internet connection, enabling Workfire to coordinate, control and charge for the Steam service.

The technology was demonstrated in Las Vegas at the Comdex Las Vegas convention in November of 1997 at the Intel Corporation's trade booth. The technology can be implemented on inexpensive and easily scaleable Intel servers, delivering speed improvements, while maintaining compatibility with existing content and networks.

Three (3) key components of Workfire Steam enable it to increase performance:

A. Real time compression/decompression reduces the amount of date that needs to be transferred on the network;

B. Intelligent prefetching will download relevant date from the key sites of interest when system/networks is idle; and

C. Socket consolidation allows the networks to avoid the costly "Slow-start" phenomenon which is associated with opening a transfer socket for one piece of data on a webpage; Since all the data is compressed and sent as one package, there only needs to be one socket opened rather than tens or even hundred as with a standard HTTP server.



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